Exhibit 99.1

Collectors Universe announces a multi-year services agreement in China

NEWPORT BEACH, Calif., August 9, 2016 -- Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services for high-value collectibles today announced that its Chinese subsidiary, Collectors Universe (Shanghai) Company Limited (“CU”), has entered into a multi-year agreement with Guojin Gold Co., Ltd. (“Guojin”) for the provision by the Company’s PCGS Division of coin grading services to Guojin in China. Guojin is a large distributor of gold and silver products to the banking channel in China and will distribute the coin products graded by us through its existing bank distribution channels.

Under the terms of the agreement, commencing in the second half of calendar 2016 and continuing through 2020, Guojin is required to submit, on an annual basis, minimum quantities of coins for grading by us. Based on current exchange rates, we currently expect the minimum quantities of submissions will generate approximately $17 million of revenues in the aggregate during the term of the agreement. In the earlier years, minimum revenues are expected to average approximately $2.8 million per year and to ramp-up to approximately $4.6 million per year in the outer years. However, due to the normal uncertainties associated with any new customer relationship and potential changes in market conditions in China, there can be no assurance that we will ultimately succeed in generating revenues at these levels.

“Our agreement with Guojin demonstrates the significant progress we have made in establishing PCGS as a leading brand for coin grading in China,” said Don Willis, President of PCGS. “We look forward to a long-term relationship with Guojin and will work with Guojin in designing customized coin packages that it will market through its bank channels in mainland China, with the objective of driving submissions to levels that exceed the minimum quantities in the agreement.”

Liao Feiming, Chairman of Guojin added “In choosing PCGS, we recognized that PCGS is a leading worldwide brand in independent third party coin grading which we believe will add value to the coin products that we sell through our bank distribution channels. We look forward to a long-term relationship with PCGS that will drive growth in these distribution channels.”

“We are very pleased with our continued progress in mainland China and this agreement provides further evidence that our China business can provide a meaningful contribution to the Company’s top and bottom-line growth,” stated Robert Deuster, Chief Executive Officer of Collectors Universe, Inc. “Our objective when entering the China market was to grow that business to a level equal to our US coin business and we continue to believe that over time we can achieve that objective.”

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value-added services to the high-value collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs and memorabilia (“collectibles”). The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia (“collectibles”), and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company's website, http://www.collectorsuniverse.com and is also published in print.

Collectors Universe, Inc.

About Guojin Gold

Guojin Gold is a major Chinese enterprise, with headquarters in Beijing and over 200 branch offices. Guojin employs nearly 3,000 people with annual sales of approximately 2.5 billion RMB. Guojin operates three factories which produce custom precious metal and collectible products. Guojin offers market leading capabilities in precious metal research, design and manufacturing and in sales and distribution of precious metal products through the bank distribution channel in mainland China.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance, trends in our business and in our markets and the revenues we expect to generate under the Guojin Agreement. Those statements constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can often be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Due to a number of risks and uncertainties to which our business and our markets are subject, our future financial performance may differ, possibly significantly, from expectations regarding our future financial performance that are expressed in, or that may be implied or inferred from the discussion in this news release of our operating results and, more specifically, about the Guojin contract and its expected impact on our future revenues. Those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to: our continued dependence on our coin business which historically has generated more than 60% of our consolidated revenues and a substantial portion of our operating income, making our operating results more vulnerable to conditions that could adversely affect or cause stagnation in the prices of precious metals and collectible coins; the variability of the modern coin market, which can lead to period-over-period fluctuations in our service revenues; the risks that the economic recovery may stall, or that domestic or international economic conditions may deteriorate as a result of events outside of our control, that could lead to reductions in the demand for our collectibles authentication and grading services and, consequently, in our revenues and operating results; the risks that claims under our coin and trading card authentication and grading warranties will increase substantially and that the warranty reserves we maintain for such claims will prove to be inadequate, which could cause our gross margin and operating results to decline or cause us to incur operating losses; the risk that our strategies of offering new services and expanding our collectibles authentication and grading business into new geographic areas, such as Europe and Asia, will not be successful in enabling us to improve our profitability or may even cause us to incur significant losses; the risks and added complexity of conducting business overseas; and the risk that it may become necessary for us to reduce the amount of, or suspend or discontinue the payment of cash dividends in the future, due to conditions or circumstances outside of our control, such as adverse economic or general market conditions, as well as our future financial performance and the cash needs of our business in the future.

Additional information regarding these risks and other risks and uncertainties to which our business is subject is contained in Item 1A, entitled “Risk Factors”, in our Annual Report on Form 10-K for our fiscal year ended June 30, 2015, which we filed with the Securities and Exchange Commission (the “SEC”) on August 27, 2015, and readers of this news release are urged to review the discussion of those risks and uncertainties in that Report. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release or in our Annual Reports filed with the SEC, which speak only as of their respective dates. We also disclaim any obligation to update or revise any of the forward-looking statements contained in this news release or in our Annual Report on Form 10-K, as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact: Joseph Wallace Chief Financial Officer Collectors Universe 949-567-1245 Email: jwallace@collectors.com